Exhibit 10.9

AMENDMENT AGREEMENT NO. 3 TO THE RESEARCH COLLABORATION AND LICENSE AGREEMENT

This Amendment Agreement No. 3 (“Amendment”) is made to the Research Collaboration and License Agreement between Vitae Pharmaceuticals, Inc. (“Vitae”), with offices at 502

West Office Center Drive, Ft. Washington, PA 19034, USA (taxpayer ID number 04-

03567753), and Boehringer Ingelheim International GmbH (“BI”) with offices at Binger Strasse 173, 55216 Ingelheim am Rhein, Germany (VAT ID number DE 811138149), effective as October 2, 2007, as amended (the “Agreement”).

WHEREAS, BI and Vitae desire to agree to a provision to clarify ownership of compounds synthesized during the Research Term of the Agreement.

Therefore, the Parties agree to the following:

1.              If not defined in this Amendment all words capitalized in this Amendment shall have the same meaning as defined in the Agreement.

2.              Ownership of Compounds. As provided for in the Research Plan, each Party made available to the other Party appropriate numbers and amounts of BI Compounds, Collaboration Compounds and other chemical entities synthesized during the Research Term under this Agreement. Any chemical entities synthesized by BI or by Third Parties on behalf of BI and/or its Affiliates during the Research Term under this Agreement (the “BI Synthesized Compounds”) shall be owned by BI. Any chemical entities synthesized by Vitae or by Third Parties on behalf of Vitae and/or its Affiliates during the Research Term under this Agreement (the “Vitae Synthesized Compounds”) shall be owned by Vitae. Any remaining quantities of BI Synthesized Compounds or Vitae Synthesized Compounds not used pursuant to this Agreement shall, upon request of either Party, be (a) split approximately equally between the Parties and (b) be delivered in dimethyl sulfoxide (DMSO) or dry powder form, whichever is available at the time of such request, to the other Party. Each Party shall be free to use said compounds, at its sole discretion without accounting to the other Party. For the avoidance of doubt, (i) the foregoing shall not be deemed to create any license under any Patents of the other Party, and (ii) neither party shall be obligated to re-synthesize any chemical entities in order to satisfy the obligations in (a) and (b) above.

3.              Save the amended herein, all other terms and conditions of the Agreement shall remain unchanged.

IN WITNESS WHEREOF, Vitae and BI, by their duly authorized officers, have executed this Amendment as of the last date signed below.

VITAE PHARMACEUTICALS, INC.		BOEHRINGER INGELHEIM INTERNATIONAL GMBH

Date:	05-02-14	Date:	05th February 2014

By:	/s/ Jeff Hatfield	By:	/s/ Klause Wilgenbus	/s/ Scwhall-Rudolph

Name:	Jeff Hatfield	Name:	Dr. Wilgenbus	Schwall-Rudolph

Title:	CEO	Title:	authorized signatories